Exhibit 99

                                                           FOR IMMEDIATE RELEASE

CONTACT: WILLIAM W. TRAYNHAM, PRESIDENT
PHONE: (803) 535-1060

COMMUNITY BANKSHARES INC. (SC) ANNOUNCES SECOND QUARTER 2004 EARNINGS

ORANGEBURG, South Carolina, August 11, 2004 - Community Bankshares Inc., (AMEX:SCB), announced consolidated net income of $1,395,000 or $.31 per diluted share for the quarter ended June 30, 2004 compared to $1,185,000 or $.27 per diluted share for the quarter ended June 30, 2003, an increase of $210,000 or 17.7%.

Net income for the six months ended June 30, 2004 was $2,780,000 or $.62 per diluted share compared to $2,766,000 or $.63 per diluted share for the same period in 2003.

Consolidated assets for Community Bankshares totaled $471.4 million at June 30, 2004 compared to $466.6 million at December 31, 2003, an increase of $4.9 million or 1%. For the same periods, gross loans totaled $354.8 million compared to $332.1 million, an increase of $22.7 million or 6.8%. For the same periods, deposits totaled $380.8 million compared to $378.7 million, an increase of $2.1 million or .5%.

Community Bankshares, Inc.'s common stock is traded on the American Stock Exchange under the ticker symbol SCB. Community Bankshares Inc., based in Orangeburg, South Carolina, is the holding company for the Bank of Ridgeway, Florence National Bank, Sumter National Bank, Orangeburg National Bank and Community Resource Mortgage, Inc.

For    further     information,     please     refer    to    our    web    site
www.communitybanksharesinc.com.



                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (unaudited)

All amounts in thousands, except per share data

                                                                        Six months ended June 30,            Quarter ended June 30,
Income statement summary                                                 2004              2003              2004              2003
                                                                         ----              ----              ----              ----
Net interest income ........................................            $8,534            $8,173            $4,266            $4,325
Provision for loan losses ..................................            $  491            $  543            $  258            $  279
Non-interest income ........................................            $3,777            $4,631            $1,931            $2,076
Non-interest expense .......................................            $7,507            $7,953            $3,775            $4,218
Income tax provision .......................................            $1,533            $1,542            $  769            $  719
  Net income ...............................................            $2,780            $2,766            $1,395            $1,185
Basic earnings per common share:
  Average shares ...........................................             4,341             4,307             4,349             4,308
  Earnings per share .......................................            $ 0.64            $ 0.65            $ 0.32            $ 0.28
Diluted earnings per common share:
  Average shares ...........................................             4,438             4,420             4,433             4,421
  Earnings per share .......................................            $ 0.62            $ 0.63            $ 0.31            $ 0.27
Cash dividends per share ...................................            $ 0.20            $ 0.18            $ 0.10            $ 0.09

                                        June 30,       At Dec. 31,      June 30,
Balance Sheet summary                    2004             2003            2003
                                         ----             ----            ----
Gross loans ......................     $354,772         $332,106      $318,217
Total assets .....................     $471,449         $466,580      $460,046
Total deposits ...................     $380,767         $378,704      $355,812
Shareholders' equity .............     $ 49,723         $ 48,070      $ 46,092
Common shares outstanding ........        4,359            4,331         4,311
Book value per share .............     $  11.41         $  11.10      $  10.69